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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)        November 29, 2004
                                                      --------------------------


                             LINENS 'N THINGS, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                   1-12381                 22-3463939
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(STATE OR OTHER JURISDICTION       (COMMISSION            (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)          IDENTIFICATION NO.)


6 Brighton Road, Clifton, New Jersey                               07015
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     (973) 778-1300
                                                      --------------------------

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instructions A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                Following the review and approval of the Compensation Committee, on November 29, 2004, Linens 'n Things, Inc. (the "Company") extended, modified and restated its employment agreements with Norman Axelrod (Chief Executive Officer), William T. Giles (Executive Vice President and Chief Financial Officer) and Brian D. Silva (Senior Vice President, Human Resources, Administration and Corporate Secretary) and entered into an employment agreement with Jack E. Moore, Jr. (President and Chief Operating Officer) (the "Employment Agreements").

                The Employment Agreements provide for payment of an annual base salary that will be reviewed at the discretion of the Compensation Committee but limit any reduction in base salary during the term. The initial annual base salaries are $875,000 for Mr. Axelrod, $575,000 for Mr. Moore, $342,000 for Mr. Giles and $280,000 for Mr. Silva. The Employment Agreements also include provisions concerning annual incentive compensation with minimum target annual incentive awards of not less than eighty percent of base salary for Messrs. Axelrod and Moore, not less than fifty-five percent for Mr. Giles and not less than forty-five percent for Mr. Silva, as well as long-term incentive compensation with a minimum target award opportunity of not less than thirty-five percent of base salary for Mr. Axelrod and not less than twenty-five percent for Messrs. Giles and Silva.

                The Employment Agreements generally provide for (i) participation during the employment term in benefit plans and programs including retirement benefits, life insurance, medical benefits and, in the case of Mr. Axelrod, a supplemental executive retirement benefit and a split dollar life insurance arrangement (or an alternative replacement arrangement), and (ii) restrictive covenants including non-competition, non-disclosure and non-solicitation of employees. Upon a termination for cause, the executives have agreed not to compete with the Company for a period of two years. In the case of voluntary termination by the executive from their executive officer position (as well as, in the case of Mr. Axelrod, retirement from his Chairman and CEO positions), the Company may elect to pay, over a one year period, the executive's base salary and target annual incentive compensation in exchange for the executive's agreement not to compete with the Company for a period of one year.

                In the event an executive's employment is terminated by the Company other than for cause, the Employment Agreements provide for (i) continued payment of salary and target annual incentive compensation for 24 months in the case of Messrs. Axelrod and Moore and 18 months in the case of Messrs. Giles and Silva, (ii) pro rata annual incentive award at the executive's target rate payable in a lump sum, (iii) continuation at Company cost of medical, health and life insurance benefits for 24 months (and thereafter, in the case of Mr. Axelrod, at his own cost, to age 65), (iv) in the case of Mr. Axelrod, vesting of outstanding options, restricted or deferred stock awards, and long-term incentive awards (and pro rata payment of such long-term incentive awards based on actual and target performance) and the right in certain cases to exercise vested options for the remainder of the term of the options, (v) in the case of Mr. Axelrod, 24 months of additional age and service credit under the supplemental executive retirement plan, and a lump sum actuarial amount to account for the benefit he would have received under a split dollar insurance arrangement (or its equivalent replacement arrangement) had the Company continued to make the required premium payments for an additional 24 months.

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                In the event an executive's employment is terminated by the
Company within 2 years following a change in control and other than for cause, or in the case of Mr. Axelrod, he elects to terminate within a sixty day period beginning six months following a change in control, the Employment Agreements generally provide for (i) lump sum severance benefits equal to 2 times (2.5 times for Mr. Moore and 2.99 for Mr. Axelrod) the annual base salary and target annual incentive compensation, (ii) pro rata annual incentive award at the executive's target annual incentive compensation payable in a lump sum, (iii) continuation of medical, health and life insurance, at Company cost, until age 60 for Mr. Axelrod (and, at Mr. Axelrod's cost, from age 60 to the date he attains age 65) and 24 months for the other executives, (iv) vesting of outstanding options, restricted stock or stock unit awards, deferred stock awards and long-term incentive awards (and pro rata payment of such long-term incentive awards based on actual and target performance), and the right in certain cases to exercise outstanding options for the remainder of their term,
(v) in the case of Mr. Axelrod, 36 months of additional age and service credit for purposes of determining the amount payable under the supplemental executive retirement plan, and a lump sum actuarial amount to account for the benefit he would have received under his split dollar insurance arrangement (or its equivalent replacement arrangement) had the Company continued to make required insurance premium payments for an additional 36 months.

                As under his existing employment agreement, Mr. Axelrod has the option under the extended agreement to relinquish his executive officer positions and to remain with the Company in a non-officer consulting capacity, including assisting in the transition to a successor CEO. If he elects to go into such non-officer position under the extended agreement, he is required to continue in such position for a minimum of one year and for a maximum of up to age 60. In such position, the Company would not have the right to terminate Mr. Axelrod or fail to renew the Employment Agreement prior to his reaching age 60, other than for cause. His compensation in such capacity would be reasonably established by the Board consistent with his services to be provided to the Company but in no event less than the amount being paid to the Company's non-employee directors. While in such capacity he would be precluded from competing with the Company but would be permitted to work elsewhere. In the case of a voluntary termination from this non-officer capacity while continuing to receive his non-officer compensation, he would also be precluded from competing with the Company through the one-year anniversary of the date he initially assumed such position. In such capacity, Mr. Axelrod would be entitled to continue to participate in the Company's welfare benefit plans and programs (so long as he was not working full time elsewhere during this period), pro rata payment of any outstanding annual and long-term incentive awards, and continued service vesting in all awards, stock options and deferred or restricted stock or units.

                Upon his retirement at or after age 55, Mr. Axelrod would be entitled to, among other things, (i) continued service vesting of outstanding options, restricted or deferred stock awards, and long-term incentive awards (and pro rata payment of such long-term incentive awards based on valuation at the end of the applicable performance period(s)) and the right in certain cases to exercise vested options for the remainder of the term of the options and (ii) continuation of medical, health and life insurance at Company cost until age 60 and at Mr. Axelrod's cost from age 60 to age 65. Upon Mr. Axelrod's retirement or upon any assumption of the above non-officer position and ending at age 65, he will also be entitled to use of an executive office at the Company and the services of a full time secretary.

                The Employment Agreements obligate the Company to indemnify the executives to the fullest extent permitted by law, including the advancement of expenses, and reimbursement of expenses incurred in seeking enforcement of an Employment Agreement unless in bad faith or frivolous.

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                If payments under the Employment Agreements following a change in control are subject to the golden parachute excise tax, the Company will make an additional gross-up payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as it would have been had such excise tax not applied.

                Mr. Axelrod's Employment Agreement is for an initial term ending on July 31, 2007. The initial term of the other Employment Agreements end on December 31, 2008. The Employment Agreements contain automatic one-year extensions at the end of the term unless the executive fails to seek renewal or the Company gives notice of non-renewal. A Company notice of non-renewal prior to the executive reaching age 60 would constitute a constructive termination of the executive without cause.



ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Employment Agreement between Linens 'n Things, Inc. and Norman Axelrod, as amended through November 29, 2004.

10.2 Employment Agreement between Linens 'n Things, Inc. and Brian D. Silva, as amended through November 29, 2004.

10.3 Employment Agreement between Linens 'n Things, Inc. and William T. Giles, as amended through November 29, 2004.

10.4 Employment Agreement between Linens 'n Things, Inc. and Jack E. Moore, Jr., dated November 29, 2004.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             LINENS 'N THINGS, INC.



Dated:  December 3, 2004                 By:    /s/ Brian D. Silva
                                                -----------------------------
                                         Name:  Brian D. Silva
                                         Title: Senior Vice President,
                                                Human Resources, Administration
                                                and Corporate Secretary

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                                  EXHIBIT INDEX

Exhibit No.       Description
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10.1    Employment Agreement between Linens 'n Things, Inc. and Norman Axelrod, as amended through November 29, 2004.

10.2 Employment Agreement between Linens 'n Things, Inc. and Brian D. Silva, as amended through November 29, 2004.

10.3 Employment Agreement between Linens 'n Things, Inc. and William T. Giles, as amended through November 29, 2004.

10.4 Employment Agreement between Linens 'n Things, Inc. and Jack E. Moore, Jr., dated November 29, 2004.